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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

CONTACT:  Corporate Communications
          404-715-2554

           LEO F. MULLIN, DELTA CHAIRMAN AND CHIEF EXECUTIVE OFFICER,
                          ANNOUNCES DECISION TO RETIRE;
                       STEPS DOWN AS CEO ON JAN. 1, 2004;
           REMAINS CHAIRMAN UNTIL DELTA'S ANNUAL MEETING IN APRIL 2004

                       GERALD GRINSTEIN SUCCEEDS MULLIN AS
                  DELTA CHIEF EXECUTIVE OFFICER ON JAN. 1, 2004

                          JOHN F. SMITH, JR. TO BECOME
             DELTA NON-EXECUTIVE CHAIRMAN AT THE 2004 ANNUAL MEETING

      ATLANTA, Nov. 24, 2003 -- Delta Air Lines (NYSE: DAL) announced today that Leo F. Mullin, Delta's chairman and chief executive officer, has decided to retire on May 1, 2004. Mullin will step down as CEO on Jan. 1, 2004, and he will remain chairman until Delta's Annual Meeting of Shareowners on April 23, 2004.

      The Delta Board has named two highly regarded former chief executive officers, who have been integrally involved with Delta, to succeed Mullin.

      Gerald Grinstein has been named Delta's CEO effective Jan. 1, 2004. He is a 16-year member of Delta's Board and has chaired the Board's executive sessions since 1999. He served as non-executive chairman of Delta from August 1997 to October 1999. He is a former CEO of Western Airlines and Burlington Northern railroad, and a former non-executive chairman of Agilent Technologies.

      John F. (Jack) Smith, Jr., has been elected the presiding director of Delta's Board, and he will assume the position of non-executive chairman of Delta effective at the company's Annual Meeting in April of 2004. He is a former chairman and chief executive officer of General Motors Corporation and a member of Delta's Board since 2000.

      Mullin's decision follows discussions he initiated with the Board of Directors earlier this year regarding his desire to retire. After careful consideration of all alternatives, Mullin and the Board finalized the succession plans and date of retirement at a Board meeting on Nov. 23.

      The Board is confident that the combination of Grinstein and Smith has the proven corporate leadership experience and in-depth understanding of Delta to complete the critical transformation of Delta into a successful competitor in the evolving airline environment.


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      Smith said, "The Board of Directors is grateful to Leo Mullin for his strong, vigorous and effective leadership and dedication to Delta Air Lines. Immediately after joining Delta, he and the senior management team renewed the company's spirit, restored its focus on customer service and rebuilt its financial standing. Since Sept. 11, 2001, Leo has led the company and the industry through the most difficult years in aviation history.

      "Thanks to Leo's leadership, the efforts of the management team and the hard work of all the people at Delta, the company today has a strong position from which to move forward, including an extensive global network through important partnerships like SkyTeam, a leadership position in deployment of RJ aircraft, a renewed commitment to customer service, and a clear focus on reducing costs. Those are notable achievements.

      "The Board accepted Leo's decision to retire with regret. Jerry Grinstein and I look forward to working closely with him through this transition."

      Grinstein said, "Leo has my thanks for his highly effective leadership of Delta through difficult times. But as Leo has often expressed, there is more work to do. As a first priority in this new position, we will meet and talk with Delta people in order to hear their ideas and enlist them as partners in building our future.

      "I took this job because Delta is a company with great traditions, wonderful people and a legacy of success. We will build on those strengths as we transform our company and compete successfully in our new world. It is a great honor to have this opportunity to work with the Delta management team and all Delta people."

      "Our job is to make Delta competitive and consistently profitable. To do that, we must further reduce Delta's costs substantially and permanently. That is an unshakable imperative if Delta is to be competitive in an industry adapting to the economics of low-cost carriers and restructured hub-and-spoke airlines. Delta people have made important progress in the difficult task of reducing costs, but we must get to where we can compete profitably in the new cost reality of our industry.

      "Our efforts to reduce costs will not change Delta's long-standing focus on customer service. Delta people are the best in the business. They know how to serve customers well. Management's job is to help them do that job. By working together we can strengthen our company, serve our customers and then prosper and grow.

      "We are fortunate to have Jack Smith as non-executive chairman. He will be part of the team immediately, then formally assume his new role in April. Jack is a savvy, proven executive who will help guide us through these tough times.

      Grinstein said he will move to Atlanta soon. He will be in Atlanta and around the Delta system frequently in the next several weeks before joining the company full-time in January 2004.

      In announcing his decision to retire, Mullin, 60, said, "I made this deeply personal decision to retire after a great deal of thought and reflection. I have a warm regard for this


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company and its people. Delta and the industry have undergone enormous transformations during my years as CEO. I am proud of what Delta people have accomplished in that time and where the company stands today.

      "Delta is at a transition point between the good work of the past and the hard tasks ahead. This is a good time for me to move on to new challenges. There is vital work to do, and Delta has the strategy and the talent throughout the company it needs to succeed.

      "The Board's appointment of Jerry Grinstein and Jack Smith to lead Delta is the right decision. Jerry and Jack each have led major companies in fiercely competitive industries in difficult times. They know Delta's strengths, competitive challenges and its people well. Delta is fortunate to have these two, tested leaders ready to step into these top leadership roles at this time."

      Grinstein, 71, has been a Delta director since 1987. He served as Delta's non-executive chairman from August 1997 until October 1999. He has extensive, direct airline experience, serving as president and chief operating officer of Western Airlines from 1984 through 1985 and as CEO of Western from 1985 through March 1987, when Western was merged with Delta.

      He joined Burlington Northern, Inc., in 1987 as vice chairman and became president and CEO of Burlington Northern in 1989. He was chairman and CEO of the company from 1991 until Burlington Northern's merger with the Santa Fe Corporation. He was chairman of the merged railroads until December 1995.

      He was non-executive chairman of Agilent Technologies from 1999 through 2002. He serves on the Board of Directors of PACCAR, Inc., Vans, Inc., and The Brinks Company.

      Smith, 65, served as CEO of General Motors from 1992 through 2000. He was chairman of the General Motors Board of Directors from 1996 through April 2003. He joined General Motors in 196l. Smith serves as chairman of the joint Advisory Board of AlixPartners LLC and Questor Partners Fund. He also is a member of the Board of Directors of Proctor & Gamble Co. and Swiss Re.

      Mullin will receive a retirement benefit based on his participation in Delta's broad based-pension plan and on his agreement with the Board of Directors when he came to Delta in 1997. In addition to his actual Delta service, the agreement included credit for 22 years of service, which reflected pension benefits Mullin relinquished when he left his previous employer to join Delta. His total earned retirement benefit is valued at approximately $16 million, pre-tax, most of which was previously funded and disclosed.

      As CEO of Delta, Grinstein will receive an annual salary of $500,000. As non-executive chairman of the Board, Smith will receive an annual retainer of $200,000, in addition to other director fees.

      Delta Air Lines, the world's second largest airline in terms of passengers carried and the leading U.S. carrier across the Atlantic, offers 6,408 flights each day to 457 destinations


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in 82 countries on Delta, Song, Delta Shuttle, Delta Connection and Delta's
worldwide partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. For more information, please visit delta.com.

      Statements in this news release that are not historical facts, including statements regarding Delta's beliefs, expectations, intentions or strategies, may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the beliefs, expectations, intentions and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the effects of terrorist attacks, military conflicts, the state of the domestic and international economy, demand for air travel, the availability and cost of aircraft fuel, competitive factors in the airline industry and the outcome of negotiations on collective bargaining agreements and other labor issues. Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta's Securities and Exchange Commission filings, including its Form 10-K for the year ended Dec. 31, 2002 and Pre-Effective Amendment No. 1 to its Registration Statement on Form S-3 filed with the Commission on Oct. 14, 2003. Caution should be taken not to place undue reliance on Delta's forward-looking statements, which represent Delta's views only as of Nov. 24, 2003, and which Delta has no current intention to update.


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